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                                                                    EXHIBIT 21.1
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               SUBSIDIARIES OF NATIONAL EQUIPMENT SERVICES, INC.
          (Each Subsidiary is wholly-owned, directly or indirectly,
                     by National Equipment Services, Inc.)

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                                                            State or
                                                        Jurisdiction of
                                                         Subsidiary's
                                                        Incorporation or
Subsidiary                                                Organization
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
Albany Ladder Company, Inc. (1)                              New York
Alternate Construction Controls, Inc.                        Illinois
Barricade Light & Rental, Inc.                               Arizona
BAT Acquisition Corp. (2)                                    Delaware
Carl's Mid South Rent-All Center Incorporated                Tennessee
Falconite Aviation, Inc.                                     Delaware
Falconite Equipment, Inc. (3)                                Illinois
Falconite, Inc.                                              Illinois
Falconite Rebuild Center, Inc.                               Kentucky
Gould & Associates, Inc.                                     Georgia
Interstate Traffic Control Inc.                              West Virginia
L&C Flashing Barricades, Inc.                                Massachusetts
Mayer-Hammant Equipment, L.L.C.                              Louisiana
McCurry & Falconite Equipment Co., Inc.                      Alabama
M&M Properties, Inc. (4)                                     Alabama
NES Acquisition Corp. (5)                                    Delaware
NES East Acquisition Corp. (6)                               Delaware
NES Michigan Acquisition Corp. (7)                           Delaware
NES Shoring Acquisition, Inc.                                Delaware
Plank Management, Inc.                                       Texas
The Plank Companies, L.P.                                    Delaware
Rebel Studio Rentals, Inc. (8)                               California
Richlite, Inc.                                               Virginia
Shaughnessy Crane Service, Inc. (9)                          Massachusetts
Wellesley Crane Service Co., Inc.                            Massachusetts
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Notes:
        (1) Albany Ladder Company, Inc. also does business under the names Albany Ladder Company and Albany Ladder Co.
        (2) BAT Acquisition Corp. also does business under the names BAT Rentals, Eagle, Eagle Scaffolding Equipment and Eagle Scaffolding.
        (3) Falconite Equipment, Inc. also does business under the names Falconite and Falconite, Inc.
        (4) M&M Properties, Inc. also does business under the names M&M Equipment, Inc. and Falconite Equipment.
        (5) NES Acquisition Corp. also does business under the names Lone Star Rentals, Industrial Hoist Services, Sprintank, Sprint Industrial Services and Dragon Rentals.
        (6) NES East Acquisition Corp. also does business under the names Equipco Sales & Rentals, Equipco Rentals & Sales, Aerial Platforms, Inc., Aerial Platforms, CEC, Cormier Equipment Corporation and NES East Acquisition Corp. of Delaware.
        (7) NES Michigan Acquisition Corp. also does business under the names Worksafe and Grand Hi-Reach.
        (8) Rebel Studio Rentals, Inc. also does business under the name NES Studio Equipment.
        (9) Shaughnessy Crane Service, Inc. also does business under the names Shaughnessy Crane, Shaughnessy Crane Service, Shaughnessy Aerialifts and Shaughnessy Millwrights.